AMENDMENT NO. 1 TO
                          LOAN AND SECURITY AGREEMENT

         This Amendment No. 1 is dated as of the 3rd day of July, 1997 and is by and among Congress Financial Corporation (Central), an Illinois corporation ("Congress"), Crowley, Milner and Company, a Michigan corporation ("Crowley") and Steinbach Stores, Inc., an Ohio corporation ("Steinbach").

                             W I T N E S S E T H:

         WHEREAS, Congress and Crowley and Steinbach (collectively, "Borrowers") are parties to that certain Amended and Restated Loan and Security Agreement, dated as of September 5, 1996 (as amended or otherwise modified from time to time, the "Loan Agreement"), pursuant to which Congress agreed to provide certain loans and other financial accommodations to Borrowers;

         WHEREAS, Borrowers and Congress have agreed to amend the Loan Agreement in certain respects.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Congress and Borrowers hereby agree as follows:

         1. Amendment to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment No. 1, and in reliance on the representations and warranties set forth in Section 4 of this Amendment No. 1, the Loan Agreement is hereby amended as follows:

         (a) Section 1.23 of the Loan Agreement is hereby amended to delete the reference to "$24,000,000" and to replace it with a reference to "$35,000,000 from December 1 of any year through August 31 of the following year and $42,000,000 from September 1 through November 30 of each year."

         (b) Section 2.2 of the Loan Agreement is hereby amended to delete the reference to "$5,000,000" in subsection (d) thereof and to substitute therefor a reference to "$10,000,000".

         (c) Section 3.4 of the Loan Agreement is hereby amended to delete the reference to "$24,000,000" therein and to replace it with a reference to "the Maximum Credit in effect for the immediately preceding month (or part thereof)".

         (d) The table set forth in Section 12.1(c) of the Loan Agreement immediately after the first paragraph of said section is hereby amended to delete both references to "the Maximum Credit" therein and to replace them with references to "the highest Maximum Credit amount".

         2. The effectiveness of the amendments herein are subject to the satisfaction of the following conditions precedent or concurrent:

         (a) Congress shall have received this Amendment No. 1, executed by the Borrowers.

         (b) Congress shall have received an amendment fee of $90,000, paid in immediately available funds.

         3. References; Effectiveness. Congress and Borrowers hereby agree that all references to the Loan Agreement which are contained in any of the other "Financing Agreements" (as that term is defined in the Loan Agreement) shall refer to the Loan Agreement as amended by this Amendment No. 1.

         4. Representations and Warranties. To induce Congress to enter into this Amendment No. 1, Borrowers hereby represent and warrant to Congress that:

         (a) The execution, delivery and performance by Borrowers of this Amendment No. 1 are within their respective corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrowers, the articles of incorporation and code of regulations of either Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Borrower or any of their respective property;

         (b) Each of the Loan Agreement and the other Financing Agreements, as amended by this Amendment No. 1, are the legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms;

         (c) The representations and warranties contained in the Loan Agreement and the other Financing Agreements are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof, except that Crowley has closed its Birmingham, Michigan store;

         (d) Borrowers have performed all of their obligations under the Loan Agreement and the Financing Agreements to be performed by them on or before the date hereof and as of the date hereof, Borrowers are in compliance with all applicable terms and provisions of the Loan Agreement and each of the Financing Agreements to be observed and performed by them and no event of default or other event which upon notice or lapse of time or both would constitute an event of default has occurred.

         5. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment No. 1.

         6. Continued Effectiveness. Except as specifically set forth herein, the Loan Agreement and each of the Financing Agreements shall continue in full force and effect according to its terms.

         7. Costs and Expenses. Borrowers hereby agree that all expenses incurred by Congress in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including without limitation reasonable attorneys' fees and expenses, shall be part of the "Obligations" (as defined in the Loan Agreement).

         IN WITNESS WHEREOF, this Amendment No. 1 has been executed as of the day and year first written above.

CROWLEY MILNER AND COMPANY

By:  /S/ JOHN R. DALLACQUA
Its:  Vice President-Finance


STEINBACH STORES, INC.

By:  /S/ JOHN R. DALLACQUA
Its:  Vice President-Finance


CONGRESS FINANCIAL CORPORATION (CENTRAL)

By:  /S/ BRETT MOOK
Its:  Vice President